SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2002

Date of Report (Date of earliest event reported)

GENERAL CREDIT CORPORATION

(Exact name of Registrant as specified in its charter)

New York	0-28910	13-3895072

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

370 Lexington Avenue, Suite 2000, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 697-4441

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure

     General Credit Corporation (the “Company”) previously reported that it anticipated filing its Annual Report on Form 10 KSB for the fiscal year ended December 31, 2001 and its Quarterly Report on Form 10 QSB for the three months ended March 31, 2002 on or before May 31, 2002 providing the issues previously reported which caused the Company’s delay in its filing were resolved. The Company continues to attempt to resolve these issues. The Company currently anticipates it will file its Annual Report on Form 10 KSB for the fiscal year ended December 31, 2001 and its Quarterly Report on Form 10 QSB for the three months ended March 31, 2002 on or before June 20, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CREDIT CORPORATION (Registrant)

Date: May 31, 2002	By: /s/ Irwin Zellermaier

Irwin Zellermaier, Chief Executive Officer

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